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                        FRESHSTART VENTURE CAPITAL CORP.
                               2429 Jackson Avenue
                           Long Island City, NY 11101

     PROXY-- Special Meeting of Shareholders-- Thursday, September 7, 2000
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Zindel Zelmanovich as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated below, all the shares of Common Stock of Freshstart Venture Capital Corp. held of record by the undersigned on August 10, 2000 at the Special Meeting of Shareholders to be held on Thursday, September 7, 2000 or at any adjournment thereof.

1.   PROPOSAL TO APPROVE AND ADOPT A MERGER AGREEMENT WITH MEDALLION FINANCIAL
     CORP.
                                             [] FOR    [] AGAINST    [] ABSTAIN

2. In their discretion, the Proxies are authorized to the extent permitted by rules of the Securities and Exchange Commission, to vote upon such other business as may properly come before the meeting or any adjournment.

                 (Continued, and to be signed, on Reverse Side)
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                          (Continued from other side)

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1, AND IN ACCORDANCE WITH THE PROXIES' BEST JUDGMENT UPON OTHER MATTERS PROPERLY COMING BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

     Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                                  Date_________________________

                                                  _____________________________
                                                            Signature
                                                  _____________________________
                                                    Signature, if held jointly


               PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                       PROMPTLY IN THE ENCLOSED ENVELOPE.